UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

WESTERN REFINING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32721 (Commission File Number)	20-3472415 (IRS Employer Identification Number)

123 West Mills Avenue, Suite 200 El Paso, Texas 79901 (Address of principal executive offices and zip code)
(915) 534-1400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
On September 17, 2014, Western Refining, Inc. (“Western” or the “Company”) issued a press release announcing that it has entered into an agreement for the acquisition of ConocoPhillips Company's (“ConocoPhillips”) 25,000 barrel per day (bpd) idled Wingate Fractionation Plant in Gallup, New Mexico (the “Wingate facility”). The transaction is expected to close in early October 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement on Forward-Looking Statements

This Form 8-K contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about: the closing of the acquisition of the Wingate facility. These statements are subject to the general risks inherent in our business and may or may not be realized. Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Item 9.01    Financial Statements and Other Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated September 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN REFINING, INC.

By: /s/ Gary R. Dalke
Name: Gary R. Dalke
Title: Chief Financial Officer

Dated: September 17, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 17, 2014